UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2021

Kreido Biofuels, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55909	20-3240178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1010-15, 11/F, Tower B New Mandarin Plaza 14 Science Museum Road Tsim Sha Tsui, KLN, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +(852) 9862 6962

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 - Matters Related to Accountants and Financial Statement

Item 4.01 - Changes in Registrant’s Certifying Accountant

(a) Dismissal of Current Auditor

On September 1, 2021, Kreido Biofuels, Inc. (the “Company”) dismissed it current auditor, Pinnacle Accountancy Group of Utah (“Pinnacle”).

The reports of Pinnacle on our Company’s financial statements for each of the two fiscal years ended December 31, 2019, and December 31, 2018, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than the statements related to our Company’s ability to continue as a going concern for the fiscal year ended December 31, 2019.

In addition, during the fiscal years ended December 31, 2010, and December 31, 2018, as well as during the subsequent interim period preceding December 21, 2020, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between our Company and Pinnacle with respect to any matter relating to accounting principles, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Pinnacle, would have caused Pinnacle to make reference to the subject matter of the disagreement in its reports on our Company’s financial statements with respect to such periods.

Furthermore, no reportable events occurred within the periods covered by Pinnacle’s reports on our Company’s financial statements, or subsequently up to the date of Pinnacle’s dismissal. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

Our Company has provided Pinnacle with a copy of the foregoing disclosures, and has requested that Pinnacle review such disclosures and provide a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether they agree with the statements made herein. Attached as Exhibit 16.1 is a copy of Pinnacle’s letter addressed to the SEC relating to the statements made by our Company in this report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

Effective September 1, 2021, our Company engaged Olayinka Oyebola & Co., Chartered Accountants as our new independent registered public accounting firm. During the years ended December 31, 2020 and 2019, and through September 1, 2021, the date our Company engaged Olayinka Oyebola & Co., Chartered Accountants, our Company did not consult with Olayinka Oyebola & Co., Chartered Accountants regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Section 5 - Corporate Governance and Management

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2021, the Board of Directors Board of Directors accept the resignation of Wai Lim Wong, the current director and CEO.

There were no disagreement with the resigning director with regards to management of the Company. The Company has:

(i) provided the director with a copy of the disclosures it is making in response to this Item 5.02 no later than the day the registrant files the disclosures with the Commission;

(ii) provided the director with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree; and

(iii) agreed to file any letter received by the Company from the director with the Commission as an exhibit by an amendment to the previously filed Form 8-K within two business days after receipt by the Company.

On September 7, 2021, the Company appointed CHAN Kwok Wai Davy as a new member of the Board of Directors and CEO. From 2001 until 200, CHAN Kwok Wai Davy was the sole investor in Hong Kong style local restaurants in various Provinces in China. From 2009 until 2011, CHAN Kwok Wai Davy was an independent investment consultant in China. Since 2012, CHAN Kwok Wai Davy established the Evergreen Group for soliciting China enterprises or high-worth investors to invest in Hong Kong securities markets and or China business projects.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreido Biofuels, Inc.

Date: September 7, 2021	By:	/s/ CHAN Kwok Wai Davy
CHAN Kwok Wai Davy, Chief Executive Officer

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